Exhibit 10.14

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of September __, 2006, by and among CyberDefender Corporation, a corporation incorporated under the laws of California (the “Company”), the purchasers signatory hereto (each a “Purchaser” and together the “Purchasers”), and Richardson & Patel LLP, with an address at 405 Lexington Avenue, 26th Floor, New York, New York 10174 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company 10% Secured Convertible Debentures (the “Debentures”) and Warrants as set forth in the Securities Purchase Agreement dated the date hereof among the Purchasers and the Company (the “Purchase Agreement”), which will be issued as per the terms contained herein and in the Purchase Agreement; and

WHEREAS, it is intended that the purchase and sale of the Debentures and Warrants be consummated in accordance with the requirements set forth by Section 4(2) of or Regulation D promulgated under the Securities Act of 1933, as amended; and

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Subscription Amounts with respect to the Closing in escrow until the Escrow Agent has received the Release Notice in the form attached hereto from the Company and each Purchaser;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
TERMS OF THE ESCROW

1.1.  The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Debentures and the Warrants as contemplated by the Purchase Agreement.

1.2.  Closing.

(a) Upon the Escrow Agent’s receipt of the Subscription Amounts into its escrow account, together with the Purchasers’ executed counterparts of this Agreement, the Purchase Agreement, the Registration Rights Agreement and the Security Agreement, it shall telephonically advise the Company of the amount of funds it has received into its escrow account.

(b) Wire transfers to the Escrow Agent shall be made in accordance with the instructions set forth on Annex A of the Purchase Agreement.

(c)  The Company, upon receipt of said notice, shall deliver to the Escrow Agent the certificates representing the Debentures and the Warrants to be issued to each Purchaser at the Closing together with:

(i)	the executed counterpart of the Registration Rights Agreement;

(ii)	the executed counterpart of the Security Agreement;

(iii)	the executed counterpart of the Note Conversion and Warrant Lock-Up Agreement;

(iv)	the executed counterpart of the lock-up agreement attached as Exhibit G to the Purchase Agreement;

(v)	the executed counterpart of the Purchase Agreement;

(vi)
a Unit Purchase Option Agreement in form and substance reasonably satisfactory to the Company and Oceana Parnters LLC (“Oceana”) entitling Oceana to purchase units of the Company at an exercise price of $1.00 per unit, with each unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock for $1.00 per share, provided that the aggregate exercise price of the units purchased by Oceana shall not exceed 7% of the total of all Subscription Amounts; and

(vii)	the executed counterpart of this Agreement.

(d) In the event that the foregoing items are not in the Escrow Agent’s possession within five (5) Trading Days of the Escrow Agent receiving the Subscription Amounts, then each Purchaser shall have the right to demand the return of such Purchaser’s Subscription Amount.

(e) Once the Escrow Agent receives a notice in the form attached hereto as Exhibit X (the “Release Notice”) executed by the Company and each Purchaser, it shall wire 93% of the aggregate of all Subscription Amounts per the written instructions of the Company, net of legal fees payable to the Escrow Agent and the amount withheld by the Purchasers pursuant to Section 5.2 of the Purchase Agreement, and the remaining 7% per the written instruction of Oceana Partners LLC as its fee in connection with the transaction described herein.

(f) Once the funds (as set forth above) have been sent per the Company’s instructions, the Escrow Agent shall then arrange to have the executed Transaction Documents delivered to the appropriate parties.

ARTICLE 2
MISCELLANEOUS

2.1.  No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2.  All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

2.3.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4.  This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5.  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles or Sections are to this Agreement.

2.6.  The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in the Borough of Manhattan, City of New York, State of New York.

2.7.  The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

2.8.  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith.

2.9.  The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Company unless otherwise provided for in Section 2.15. The Escrow Agent has acted as legal counsel for the Company, and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Company and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

2.12. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent.

2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

2.15. The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this __ day of September, 2006.

CYBERDEFENDER CORPORATION

By:
Name: Riggs Eckelberry
Title: President

RICHARDSON & PATEL LLP

By:
Name: Kevin Friedmann
Title: Partner

[PURCHASER SIGNATURE PAGES FOLLOW]

[PURCHASER SIGNATURE PAGE TO ESCROW AGREEMENT]

By:
Name:
Title:

Exhibit X to
Escrow Agreement

RELEASE NOTICE

The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of September __, 2006 among CyberDefender Corporation, the Purchasers signatory thereto and Richardson & Patel LLP, as Escrow Agent (the “Escrow Agreement”; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Debentures set forth in the Purchase Agreement have been satisfied. The Company and the undersigned Purchaser hereby confirm that all of their respective representations and warranties contained in the Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Purchaser set forth below.

This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of September, 2006.

CYBERDEFENDER CORPORATION

By:
Name: Gary Guseinov
Title: Chief Executive Officer

[PURCHASER SIGNATURE PAGES FOLLOW]

[PURCHASER SIGNATURE PAGE TO RELEASE NOTICE OF ESCROW AGREEMENT]

PURCHASER:

By:
Name:
Title: